Exhibit 99.1

   Radiation Therapy Services Experiences Minimal Impact From Hurricane Ivan

                 - Company Reiterates 2004 Revenue Guidance -


    FORT MYERS, Fla., Sept. 17 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today that it experienced minimal business disruption from Hurricane Ivan that hit the Gulf Coast on Thursday, September 16, 2004. The Company's one center in Southeastern Alabama, two centers in Northwestern Florida, and two centers in North Carolina experienced minimal damage. The center in Alabama is open and operating today. The Company will have a full assessment of the situation at the North Carolina centers once the rain has subsided. The Company is waiting for a full assessment report on a third center in Northwestern Florida.

    The Company anticipates no material impact to revenue as a result of Hurricanes Charley, Frances and Ivan. As the Company previously reported, it expects 2004 annual revenue in the range of $160 to $162 million. For the second six months of 2004, the Company anticipates diluted earnings per share in the range of $0.28 to $0.30.

    "Florida has been hit by several strong hurricanes this year. While some of Radiation Therapy's treatment centers in Florida experienced minor down time as a result of the storms, we do not expect that it will have an impact on the Company's revenue targets for the second half of this year. Management is comfortable with the revenue guidance it reported in August," stated, Dr. Daniel Dosoretz, President and Chief Executive Officer.

    "Our first priority continues to be patient care. To that end, our staff has worked diligently to reduce the down time of impacted centers and to get them fully operational and treating patients as quickly as possible. Their dedication and hard work has allowed us to bring some normalization to our patients living in the affected areas," continued Dr. Dosoretz.


    About Radiation Therapy Services

    Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 52 treatment centers are clustered into 17 regional networks in eight states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New York and North Carolina. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.


    This release contains forward-looking statements about the Company's expectations regarding the financial impact of the recent hurricanes on the Company's revenue guidance. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the Company's recent quarterly report on Form 10-Q and the "Risk Factors" section of the Form S-1 Registration Statement, as amended, relating to the Company's initial public offering as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.


     Contacts:                             Investors/Media:
     Dave Koeninger                        Denise Roche/Greg Tiberend
     Chief Financial Officer               The Ruth Group
     Radiation Therapy Services, Inc.      646-536-7008/7005
     239-931-7282                          droche@theruthgroup.com
     dkoeninger@rtsx.com                   gtiberend@theruthgroup.com



SOURCE  Radiation Therapy Services, Inc.
    -0-                             09/17/2004
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; Investors/Media:
Denise Roche, +1-646-536-7008, droche@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com /
    (RTSX)

CO:  Radiation Therapy Services, Inc.
ST:  Florida
IN:  HEA MTC SPM
SU: